Exhibit 99.1

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Reports Second Quarter 2016 Results

NASHVILLE, Tenn. (August 10, 2016) – Change Healthcare Holdings, Inc., a leading provider of software and analytics, network solutions and technology-enabled services designed to enable smarter healthcare, today announced financial results for the three and six months ended June 30, 2016, as summarized below:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2016	2015	2016	2015
Solutions revenue (exclusive of postage)	$323.3	$263.8	$634.8	$522.2
Net income (loss)	($13.3)	$7.9	($28.8)	$2.2
Adjusted EBITDA	$112.1	$97.9	$208.4	$185.5

Highlights Include:

•	On June 28, 2016, Change Healthcare jointly announced the creation of a new healthcare information technology company with McKesson Corporation. The new entity will combine Change Healthcare and the majority of McKesson Technology Solutions (MTS) into a separate company positioned to address the healthcare industry’s emerging and most pressing challenges. The transaction is subject to closing conditions, including antitrust clearance and the completion of audited financial statements of the MTS businesses being contributed to the new company, and is expected to close in the first half of calendar year 2017.

•	Second quarter solutions revenue increased 22.5% to $323.3 million from $263.8 million for the comparable period in 2015.

•	Second quarter net loss was $13.3 million as compared to net income of $7.9 million for the comparable period in 2015. Second quarter net loss was primarily impacted by increased amortization and interest expense as a result of the Altegra Health acquisition and related financing, as well as costs related to the pending MTS transaction. The prior year period net income benefitted from changes in state tax laws.

•	Second quarter Non-GAAP Adjusted EBITDA increased 14.5% to $112.1 million from $97.9 million for the comparable period in 2015.

“We are pleased with the continued growth in our business during the second quarter and excited about the many opportunities ahead,” commented Neil de Crescenzo, president and chief executive officer for Change Healthcare. “The pending combination of Change Healthcare and MTS comes at a transformational time in U.S. healthcare as providers and payers transition to value-based healthcare. Together we will create significant value by combining complementary capabilities from both organizations to deliver innovative new solutions for customers, create opportunities for team members at a leading healthcare technology company and drive advancements that address the three critical areas of healthcare: cost, quality and outcomes.”

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Solutions Revenue

Second quarter solutions revenue was $323.3 million, an increase of 22.5%, compared to $263.8 million for the same period in 2015. This increase in solutions revenue as compared to the prior year period was primarily due to the Altegra Health acquisition in August 2015 and continued growth in electronic payments and payment integrity solutions. These gains were partially offset by lower volumes in communication and payment print solutions and eligibility and enrollment solutions.

Year-to-date solutions revenue was $634.8 million, an increase of 21.6%, compared to $522.2 million for the same period in 2015.

Net Income/Loss

Second quarter net loss was $13.3 million compared to net income of $7.9 million for the same period in 2015. Second quarter net loss was primarily impacted by increased amortization and interest expense as a result of the Altegra Health acquisition and related financing, as well as costs related to the pending MTS transaction. The prior year period net income benefitted from changes in state tax laws.

Year-to-date net loss was $28.8 million compared to net income of $2.2 million for the same period in 2015.

Non-GAAP Adjusted EBITDA

Second quarter Non-GAAP Adjusted EBITDA increased 14.5% to $112.1 million, or 34.7% of solutions revenue, from $97.9 million, or 37.1% of solutions revenue, for the comparable period in 2015. This increase in Adjusted EBITDA compared to the prior year period was primarily due to business growth, including the impact of acquisitions. Consistent with expectations, Non-GAAP Adjusted EBITDA decreased as a percentage of solutions revenue compared to the prior year period primarily due to changes in revenue mix as a result of the Altegra Health acquisition.

Year-to-date Non-GAAP Adjusted EBITDA increased 12.4% to $208.4 million, or 32.8% of solutions revenue, from $185.5 million, or 35.5% of solutions revenue, for the comparable period in 2015.

A reconciliation of Change Healthcare’s financial results determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) to certain Non-GAAP financial measures has been provided in the financial statement tables included in this release to supplement its unaudited condensed consolidated financial statements presented on a GAAP basis. An explanation of these Non-GAAP measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Balance Sheet

As of June 30, 2016, cash and cash equivalents were $10.8 million compared to $66.7 million as of December 31, 2015.

Total debt was $2.8 billion as of June 30, 2016 and December 31, 2015.

Cash Flow

Cash flow provided by operations totaled $40.1 million for the six months ended June 30, 2016 compared to $123.6 million for the same period in the prior year. Cash flow from operations for the six months ended June 30, 2016 was negatively impacted by increased interest payments as a result of the Altegra Health acquisition and related financing, delays in the collection of receivables as a result of customer administrative requirements following the corporate rebranding to Change Healthcare completed in the fourth quarter of 2015 and the timing of collections and related disbursements.

About Change Healthcare

Change Healthcare is a leading provider of software and analytics, network solutions and technology-enabled services that optimize communications, payments and actionable insights designed to enable smarter healthcare. By leveraging its Intelligent Healthcare NetworkTM, which includes the single largest financial and administrative network in the United States healthcare system, payers, providers and pharmacies are able to increase revenue, improve efficiency, reduce costs, increase cash flow and more effectively manage complex workflows. Learn more at www.changehealthcare.com.

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Explanation of Non-GAAP Financial Measures

Change Healthcare’s management believes that, in order to properly understand Change Healthcare’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses results of operations before such excluded items to evaluate the operational performance of Change Healthcare as a basis for strategic planning and as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs. Investors should consider these Non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of GAAP to Non-GAAP results are provided in the financial statement tables included in this release.

In this release, Change Healthcare defines Adjusted EBITDA as EBITDA (which is defined as net income (loss) before net interest expense, income tax provision (benefit) and depreciation and amortization), plus certain other non-cash or non-operating items (collectively, “EBITDA Adjustments”).

To properly evaluate Change Healthcare’s business, Change Healthcare encourages investors to review the GAAP financial information included in this release, and not rely on any single financial measure to evaluate Change Healthcare’s business. Change Healthcare also strongly encourages investors to review the reconciliation of net income (loss) to the Non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA, as Change Healthcare defines it, may differ from and may not be comparable to similarly titled measures used by other companies, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations. Adjusted EBITDA calculations also are used in Change Healthcare’s credit facilities and indentures, although the adjustments used to calculate Adjusted EBITDA as used in Change Healthcare’s credit facilities and indentures may vary in certain respects among such agreements and from those presented below.

Management uses Adjusted EBITDA to facilitate a comparison of Change Healthcare’s operating performance on a consistent basis from period to period that, when viewed in combination with Change Healthcare’s GAAP results, management believes provides a more complete understanding of factors and trends affecting Change Healthcare’s business than GAAP measures alone. Management believes this Non-GAAP measure assists Change Healthcare’s board of directors, management, lenders and investors in comparing Change Healthcare’s operating performance on a consistent basis because it removes where applicable, the impact of Change Healthcare’s capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from Change Healthcare’s operating performance.

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Forward-Looking Statements

Statements made in this press release that express Change Healthcare’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements may include information concerning the pending MTS transaction and Change Healthcare’s possible or assumed future results of operations, including descriptions of Change Healthcare’s revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to the pending MTS transaction and Change Healthcare’s operations and business environment, all of which are difficult to predict and many of which are beyond Change Healthcare’s control. Although Change Healthcare believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Change Healthcare’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Such factors related to Change Healthcare’s actual financial results or results of operations include: effects of competition, including competition from entities that are customers for certain of Change Healthcare’s solutions; Change Healthcare’s ability to maintain relationships with its customers and channel partners; Change Healthcare’s ability to effectively cross-sell its solutions to existing customers and to continue to generate revenue and maintain profitability by developing or acquiring and successfully deploying new or updated solutions; the anticipated benefits from acquisitions (including Altegra Health) and the pending MTS transaction not being fully realized or not being realized within the expected time frames; general economic, business or regulatory conditions affecting the healthcare information technology and services industries; as well as the other risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Change Healthcare’s Annual Report filed on Form 10-K for the year ended December 31, 2015, as well as other reports filed by Change Healthcare with the Securities and Exchange Commission (the “SEC”). Such factors related to the pending MTS transaction include: the ability to satisfy all applicable closing conditions to the transaction, including antitrust clearance; the ability to successfully complete the related financing transactions; the ability to accurately estimate the costs associated with the MTS transaction; the possibility that the expected benefits of the MTS transaction may not materialize as expected; the ability to successfully implement an integration strategy for the combined entity; as well as the ability to ensure continued performance or market growth of the combined entity’s products and services. More information regarding the pending MTS transaction is included in the Current Report on Form 8-K filed by Change Healthcare with the SEC on July 5, 2016.

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Forward-looking statements made by Change Healthcare herein, or elsewhere, speak only as of the date on which made. Change Healthcare expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Change Healthcare’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Holdings, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands)

	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015
Revenue:
Solutions revenue	$323,278	$263,805	$634,775	$522,216
Postage revenue	77,614	90,996	160,325	178,280

Total revenue	400,892	354,801	795,100	700,496
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	144,365	121,288	291,531	242,474
Development and engineering	14,558	10,123	29,521	20,949
Sales, marketing, general and administrative	74,085	46,973	140,865	95,237
Customer postage	77,614	90,996	160,325	178,280
Depreciation and amortization	61,856	49,515	122,983	97,629
Accretion	5,690	3,818	8,924	8,797
Impairment of long-lived assets	165	122	231	961

Operating income (loss)	22,559	31,966	40,720	56,169
Interest expense, net	46,564	38,135	93,186	76,143
Contingent consideration	—	1,850	—	(165)

Income (loss) before income tax provision (benefit)	(24,005)	(8,019)	(52,466)	(19,809)
Income tax provision (benefit)	(10,668)	(15,947)	(23,673)	(21,987)

Net income (loss)	$(13,337)	$7,928	$(28,793)	$2,178

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Holdings, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands, except share and per share amounts)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$10,802	$66,655
Accounts receivable, net of allowance for doubtful accounts of $3,814 and $3,379 at June 30, 2016 and December 31, 2015, respectively	317,404	280,858
Prepaid expenses and other current assets	47,825	35,413

Total current assets	376,031	382,926
Property and equipment, net	237,191	244,145
Goodwill	2,229,774	2,230,100
Intangible assets, net	1,673,185	1,707,863
Other assets, net	9,238	8,500

Total assets	$4,525,419	$4,573,534

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$31,127	$27,950
Accrued expenses	156,950	167,169
Deferred revenues	18,794	12,943
Current portion of long-term debt	28,847	32,775

Total current liabilities	235,718	240,837
Long-term debt, excluding current portion	2,739,420	2,741,178
Deferred income tax liabilities	403,757	430,383
Tax receivable agreement obligations to related parties	182,418	173,493
Other long-term liabilities	16,777	11,954
Commitments and contingencies
Equity:
Common stock (par value, $.01), 100 shares authorized and outstanding at June 30, 2016 and December 31, 2015, respectively	—	—
Additional paid-in capital	1,322,510	1,319,754
Accumulated other comprehensive income (loss)	(4,979)	(2,656)
Accumulated deficit	(370,202)	(341,409)

Total equity	947,329	975,689

Total liabilities and equity	$4,525,419	$4,573,534

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015
Operating activities
Net income (loss)	$(28,793)	$2,178
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	122,983	97,629
Accretion	8,924	8,797
Equity compensation	5,054	4,183
Deferred income tax expense (benefit)	(24,752)	(23,213)
Amortization of debt discount and issuance costs	6,754	4,579
Contingent consideration	—	(165)
Impairment of long-lived assets	231	961
Other	108	—
Changes in operating assets and liabilities:
Accounts receivable	(37,012)	(1,420)
Prepaid expenses and other	(14,759)	(1,084)
Accounts payable	1,659	6,293
Accrued expenses, deferred revenue and other liabilities	(289)	24,860

Net cash provided by (used in) operating activities	40,108	123,598

Investing activities
Purchases of property and equipment	(38,078)	(24,654)
Payments for acquisitions, net of cash acquired	1,502	824
Purchases of technology-based intangible assets	(41,109)	(90)

Net cash provided by (used in) investing activities	(77,685)	(23,920)

Financing activities
Payments on Term Loan Facility	(9,260)	(7,240)
Payments of deferred financing obligations	(7,132)	(5,939)
Repurchase of Parent common stock	(1,884)	(3,681)
Capital contribution from Investor Group and management	—	805
Payment of contingent consideration	—	(5,553)

Net cash provided by (used in) financing activities	(18,276)	(21,608)

Net increase (decrease) in cash and cash equivalents	(55,853)	78,070
Cash and cash equivalents at beginning of period	66,655	82,306

Cash and cash equivalents at end of period	$10,802	$160,376

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Holdings, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(unaudited and amounts in thousands)

	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015
Net income (loss)	$(13,337)	$7,928	$(28,793)	$2,178
Interest expense, net	46,564	38,135	93,186	76,143
Income tax provision (benefit)	(10,668)	(15,947)	(23,673)	(21,987)
Depreciation and amortization	61,856	49,515	122,983	97,629

EBITDA	84,415	79,631	163,703	153,963

EBITDA Adjustments:
Equity compensation	2,364	1,998	5,054	4,183
Acquisition accounting adjustments	274	484	593	926
Acquisition-related costs	2,073	2,385	3,768	3,154
MTS transaction-related costs	8,969	—	8,969	—
Monitoring fees and related costs	1,572	1,662	3,185	3,179
Strategic initiatives, duplicative and transition costs	4,374	3,052	8,591	4,995
Severance costs	1,093	2,014	3,398	4,118
Accretion	5,690	3,818	8,924	8,797
Impairment of long-lived assets	165	122	231	961
Contingent consideration	—	1,850	—	(165)
Other non-routine, net	1,122	874	1,961	1,340

EBITDA Adjustments	27,696	18,259	44,674	31,488

Adjusted EBITDA	$112,111	$97,890	$208,377	$185,451

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

# # #

Contact:

Julie Loftus Trudell

Senior Vice President, Investor Relations

3055 Lebanon Pike, Suite 1000

Nashville, TN 37214

Direct: 615.932.3445

Cell:    757-642-1995

Email: jtrudell@changehealthcare.com